4th Quarter Fiscal 2021 Earnings Slide Deck Exhibit 99.2

Safe-Harbor Statement This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors (including but not limited to the lingering effects of the COVID-19 pandemic and related public health measures on plant operations, workforce availability, supply chain availability, and product demand) could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For full financial statement information, please see the Company’s earnings release dated October 21, 2021.

Fourth Quarter Summary Revenues increased $25.2 million compared to prior year Irrigation increased $48.2 million Infrastructure decreased $23.0 million Operating income decreased $8.0 million compared to prior year results Irrigation increased $4.6 million Infrastructure decreased $14.1 million Operating income reduced by LIFO impact of approximately $6.0 million Net earnings reduced by after-tax LIFO impact of $4.5 million, or $0.41 per diluted share Amounts in millions, except per share amounts Revenue Operating Income Diluted EPS +20% -61% -46%

Fiscal 2021 Summary Revenues increased $93.0 million compared to prior year Irrigation increased $122.0 million Infrastructure decreased $29.0 million Operating income was comparable to prior year results Irrigation increased $21.9 million Infrastructure decreased $22.5 million Corporate expense decreased $0.5 million, primarily due to lower travel-related expenses Amounts in millions, except per share amounts Revenue Operating Income Diluted EPS +20% +9%

Fourth Quarter and YTD Financial Summary Certain immaterial reclassifications have been made to the prior year operating results to conform with the current year presentation, as revenue and operating income from certain product lines included within the infrastructure reporting segment in the prior year are now included within the irrigation reporting segment.

Current Market Factors Agricultural commodity prices improved significantly due to lower yield expectations in the U.S. as well as increased exports to China, with corn prices approximately 66 percent higher and soybean prices approximately 42 percent higher compared to August 2020. 2021 Net farm income is projected by the USDA to be $113.0 billion, an increase of 19.5 percent from 2020. This increase is coming primarily from higher crop and animal receipts. Significant increases in raw material and other costs have resulted in short-term margin pressure until increased costs are fully recovered by price increases. Constraints on availability of raw materials, labor and trucking resources extend lead times for deliveries. Food security has become an increased concern in certain international markets with major disruptions to both supply and demand. Irrigation Infrastructure The five-year $305 billion U.S. highway bill (the “FAST Act”) expired on September 30th. It was extended on October 2nd for one month as lawmakers seek resolution on the proposed infrastructure bill. In August, the Senate passed the $1.2 trillion Infrastructure Investment and Jobs Act, which includes, among other things, $120 billion above-baseline funding for roads, bridges and safety. The House of Representatives will either vote to approve the Infrastructure Investment and Jobs Act by October 31st or Congress will need to pass another short-term extension to the FAST Act. The American Road & Transportation Builders Association reported the year-to-date value of project awards is down 4.3% versus 2020.

Irrigation Segment – Fourth Quarter Summary North America revenue increased $12.3 million Higher irrigation equipment unit sales volume Higher average selling prices International revenue increased $35.9 million Higher irrigation equipment unit sales volume in most international markets, led by Brazil and the Middle East Higher selling prices Favorable foreign currency translation impact of $2.8 million Operating income increased $4.6 million Higher irrigation system unit volume Partially offset by the impact of higher raw material and other costs Operating income reduced by LIFO impact of approximately $5.0 million Revenue Operating Income North America International FY20 FY21 Amounts in millions Certain immaterial reclassifications have been made to the prior year operating results to conform with the current year presentation, as revenue and operating income from certain product lines included within the infrastructure reporting segment in the prior year are now included within the irrigation reporting segment. +100% +78% +30%

Infrastructure Segment – Fourth Quarter Summary Total revenue decreased $23.0 million Lower Road Zipper System® sales United Kingdom project and Japan barrier order in the prior year of approximately $27.0 million Higher Road Zipper System® lease revenue Higher sales of road safety products Operating income decreased $14.1 million Lower revenues from Road Zipper projects Less favorable margin mix of revenues Higher raw material and other costs Operating income reduced by LIFO impact of approximately $1.0 million Revenue Operating Income Amounts in millions Certain immaterial reclassifications have been made to the prior year operating results to conform with the current year presentation, as revenue and operating income from certain product lines included within the infrastructure reporting segment in the prior year are now included within the irrigation reporting segment. -45% -71%

Road Zipper Sales Funnel of $800M+ Tracking 100+ active projects 20+ countries have active opportunities Continue to focus on managing projects through the various stage gates Strong pipeline of projects supports future growth expectations Pre-qualified Leads Expected $150M+ $680M+ Qualified 25-50% Firm 51-75%

Innovation Leadership: Addressing Global Megatrends Capitalizing on global megatrends Key Trends Food Security Water Scarcity Land Availability Mobility Safety Reducing Emissions Labor Savings

Strong Commitment to Sustainable Practices Our mission is to provide solutions that conserve natural resources, enhance the quality of life for people, and expand our world’s potential. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity 1 2 3 4 5

Summary Balance Sheet and Liquidity As of August 31, 2021: Available liquidity of $196.7 million, with $146.7 million in cash, cash equivalents and marketable securities and $50.0 million available under revolving credit facility Total debt of $115.7 million, of which $115.0 million matures in 2030 A funded debt to EBITDA leverage ratio (as defined in our credit agreements) of 1.4 compared to a covenant limit of 3.0

Summary of Cash Flow FY21 capital expenditures include $8.5 million to exercise a purchase option for the land and buildings related to the Company’s manufacturing operation in Turkey

Capital Allocation – A Balanced Approach Allocation History Other includes debt repayments, net cash sources/uses from note receivables, net investment hedges, stock compensation and related tax benefits. Ending cash includes marketable securities Targeted cash balance of $60-75 million, including international accounts To support cyclical and seasonal fluctuations in working capital and projected capital expenditures $115 million in Senior Notes maturing on 2/19/30 at annual interest rate of 3.82% The Company’s prioritization for cash use: Working capital to support organic growth New product development Capital expenditures - expected to be $20-25 million in fiscal 2022 Acquisitions that align with strategic priorities Dividend payments Opportunistic share repurchases Allocation Plan